UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 09, 2024

DANIMER SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39280	84-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia		39817
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 229 243-7075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2024, Danimer Scientific, Inc. (the “Company”) adopted and established the Danimer Scientific Executive Severance and Retention Plan (the “S&R Plan”), which provides for the payment of severance compensation and other benefits to certain Eligible Executives in connection with certain terminations of employment. Eligible Executives means members of the Company’s Senior Leadership Team, including Named Executive Officers other than the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), and other executives designated by the Board of Directors as eligible to participate in the S&R Plan. Each of the CEO and CFO retain separate individual employment agreements as previously disclosed. Capitalized terms used but not defined in this description have the meanings provided in the S&R Plan. The S&R Plan is intended, in part, to replace individual employment agreements for certain Eligible Executives whose employment agreements expired as of December 31, 2023 and to provide consistent benefits to all Eligible Executives. The S&R Plan was approved by the Compensation Committee of the Company’s Board of Directors.

The S&R Plan provides that an Eligible Executive who (i) is Involuntarily Terminated by the Company for other than Cause, Disability or death, or (ii) resigns from employment with the Company for Good Reason will be entitled to the following Severance Benefits:

•
Twelve (12) months of continuation of Eligible Executive’s Base Salary payable in accordance with the Company’s regular payroll practices and subject to applicable federal and state withholding taxes or other withholdings required by law; and
•
If the Eligible Executive elects to continue medical, dental and/or vision benefits under the Company’s group health plan(s) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay a portion of the the COBRA premium such that the Eligible Executive pays the same amount that an active employee would pay for the benefits continued until the first to occur: (A) the end of the twelve (12) month period following the date the Eligible Executive’s termination of employment becomes effective, (B) the date the Eligible Executive is no longer eligible for COBRA coverage for the applicable benefit or (C) the date the Eligible Executive becomes eligible for employee coverage under another employer’s group health plan(s) without regard to whether the Eligible Executive actually enrolls in such coverage, in which case the Eligible Executive may remain enrolled in COBRA coverage under the Company’s group health plan(s) for the applicable COBRA continuation period at his or her sole expense.

Alternatively, the S&R Plan provides that if an Eligible Executive (i) is Involuntarily Terminated for other than Cause, Disability or death by the Company within three (3) months prior to or within twelve (12) months following a Change in Control or (ii) resigns from employment with the Company for Good Reason within twelve (12) months following a Change in Control, he will be entitled to the following Change In Control Severance Benefits:

•
Twenty four (24) months of continuation of Eligible Executive’s Base Salary payable in accordance with the Company’s regular payroll practices and subject to applicable federal and state withholding taxes or other withholdings required by law; and
•
If the Eligible Executive elects to continue medical, dental and/or vision benefits under the Company’s group health plan(s) pursuant to COBRA, the Company will pay a portion of the the COBRA premium such that the Eligible Executive pays the same amount that an active employee would pay for the benefits continued until the first to occur: (A) the end of the twelve (12) month period following the date the Eligible Executive’s termination of employment becomes effective, (B) the date the Eligible Executive is no longer eligible for COBRA coverage for the applicable benefit or (C) the date the Eligible Executive becomes eligible for employee coverage under another employer’s group health plan(s) without regard to whether the Eligible Executive actually enrolls in such coverage, in which case the Eligible Executive may remain enrolled in COBRA coverage under the Company’s group health plan for the applicable COBRA continuation period at his sole expense

In order to qualify as an Eligible Executive, participants must sign a Participation Agreement as provided in the S&R Plan. Payment of any Severance Benefits or Change in Control Severance Benefits under the S&R Plan is expressly conditioned upon the Eligible Executive signing, returning to the Company and not revoking a release of all claims against the Company, successor and/or related parties in a form prepared by the Company in its reasonable discretion. Payments and benefits under the S&R Plan are subject to recovery under any clawback, recovery or recoupment policy which the Company may adopt from time to time.

The S&R Plan provides that in the event that a payment of a Severance Benefits or Change in Control Severance Benefits would constitute an “excess parachute payment” or a “parachute payment” as defined in Code Section 280G or Code Section 4960, as applicable, and would result in imposition on the Eligible Executive of an excise tax under Code Section 4960 or Code Section 4999, as applicable, then such Severance Benefits or Change in Control Benefits will be reduced (but not below zero) so that the sum of such Severance Benefits or Change in Control Severance Benefits will be $1.00 less than the amount that would subject the Eligible Executive to any such excise tax.

The foregoing description of the S&R Plan does not purport to be complete and is subject to and qualified in its entirety by the terms and conditions of the S&R Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

10.1	Danimer Scientific Executive Severance and Retention Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Danimer Scientific, Inc

Date:	May 10, 2024	By:	/s/ Stephen A. Martin
Stephen A. Martin Chief Legal Officer and Corporate Secretary